UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 10, 2008

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 10, 2008, the International Brotherhood of Teamsters (the “IBT”) notified Trucking Management Inc. (“TMI”) that the applicable covered employees of the IBT have ratified a new National Master Freight Agreement, effective April 1, 2008 through March 31, 2013 (the “New Labor Agreement”), among the IBT and TMI represented companies. TMI is a multi-employer labor bargaining organization that represents the following subsidiaries of YRC Worldwide Inc. (the “Company”): Yellow Transportation, Roadway and USF Holland. In addition, New Penn, also a subsidiary of the Company, has agreed with the IBT to be bound by the terms of the New Labor Agreement. These subsidiaries are referred to in this filing as the “Affected Carriers”.

The Company announced the ratification of the New Labor Agreement pursuant to a news release, a copy of which is included herewith as Exhibit 99.1.

The New Labor Agreement covers approximately 50,000 employees and will replace the existing National Master Freight Agreement with the Affected Carriers that will expire on March 31, 2008. The New Labor Agreement contains provisions and conditions that are customary in collective bargaining agreements of this type, including (among other things) the scope of work to be performed, management, wages, hours and shifts, termination and benefits provisions, vacation and holidays, seniority, health and safety and dispute settlement procedures. A few of the key terms of the New Labor Agreement are set forth below:

•	The New Labor Agreement establishes a new utility employee position that can work across job classifications, which pays a premium of $1.00 per hour to those employees who work in this position.

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The Affected Carriers will be able to use casual employees for partial shifts at different start times at specified rates. In particular, dock casuals hired after April 1, 2008, will receive a set wage of $14.00 per hour. Casual employees are supplemental employees who are not on the seniority list who may be utilized generally after all employees on the seniority list are working.

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The Affected Companies may purchase truckload transportation from a preferred company that they designate in lieu of utilizing railroad intermodal service in an amount equal to 4% of miles in 2009, 6.5% of miles in 2010, 7% in 2011 and 9% in 2012 through the expiration of the New Labor Agreement. The total number of miles that can be used for railroad intermodal service, including this substitute truckload transportation, is 28%.

•	The New Labor Agreement provides an increase in wages of $2.20/hour and 5.5 cents/mile over the term of the New Labor Agreement.

•	The New Labor Agreement provides an increase in pension and health care contributions of $5.00/hour over the term of the New Labor Agreement.

The foregoing summary of the New Labor Agreement is qualified in its entirety by reference to the full text of the form of New Labor Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The parties will make certain technical amendments to the form of the New Labor Agreement prior to its effective date. In addition, the parties have or will enter into various supplements and local agreements applicable to certain classifications of employees and certain local unions that modify or supplement the terms of the New Labor Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	National Master Freight Agreement, effective April 1, 2008 through March 31, 2013, among the International Brotherhood of Teamsters, Yellow Transportation, Roadway, USF Holland and New Penn.

99.1	News released dated February 11, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

Date: February 11, 2008	By:	/S/ DANIEL J. CHURAY
Daniel J. Churay
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	National Master Freight Agreement, effective April 1, 2008 through March 31, 2013, among the International Brotherhood of Teamsters, Yellow Transportation, Roadway, USF Holland and New Penn.

99.1	News released dated February 11, 2008.

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